Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-162971

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 7, 2011

Prospectus Supplement

(To Prospectus Dated November 20, 2009)

Odyssey Marine Exploration, Inc.

4,000,000 Shares of Common Stock

We are offering 4,000,000 shares of our common stock. Our common stock is listed on the NASDAQ Capital Market under the symbol “OMEX.” On June 3, 2011, the last reported sale price of our common stock was $4.18 per share.

Our principal executive office is located at 5215 West Laurel Street, Tampa, Florida 33607. Our telephone number is (813) 876-1776, and our company web site is www.shipwreck.net. We do not intend for information contained on our web site to be part of this prospectus supplement.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds before expenses	$	$

The underwriters have a 30-day option to purchase up to 600,000 additional shares from us on the same terms set forth above to cover over-allotments, if any.

The underwriters are offering the common stock as set forth under “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Craig-Hallum Capital Group

Co-Manager

B. Riley & Co., LLC

The date of this prospectus supplement is                     , 2011.

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement is accurate as of any date other than the date on the front of this prospectus supplement.

Special Note Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus includes and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to our financial condition, results of operations, plans, objectives, future performance, and business, which are usually identified by the use of words such as “will,” “may,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “plans,” “predicts,” “continues,” “intends,” “should,” “would,” or similar expressions. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with these safe harbor provisions.

These forward-looking statements reflect our current views and expectations about our plans, strategies, and prospects, which are based on the information currently available to us and on our current assumptions.

We cannot give any guarantee that these plans, intentions, or expectations will be achieved. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including those factors described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and any risk factors contained in the documents incorporated by reference herein or therein.

You should read this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we may not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

S-i

About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

Unless the context otherwise requires, references in this prospectus supplement or the accompanying prospectus to the “Company,” “Odyssey,” “we,” “us,” “our,” and similar references refer to Odyssey Marine Exploration, Inc. and its consolidated subsidiaries, and the term “common stock” means our common stock, par value $0.0001 per share. Our fiscal year ends December 31.

This prospectus supplement includes a discussion of risk factors and other special considerations applicable to this particular offering of securities under the heading “Risk Factors.” This prospectus supplement, and the information incorporated herein by reference, may also add, update or change information in the accompanying prospectus. If there is any inconsistency between the information in the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find Additional Information.”

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

S-ii

Summary

This summary highlights selected information about the offering and our business and does not contain all the information that may be important to you. To understand the terms of the securities being offered by this prospectus supplement, the accompanying prospectus, and any free writing prospectus, we encourage you to read the entire prospectus supplement, especially the risks of investing in the securities described under the section “Risk Factors,” and the documents identified under the caption “Incorporation of Documents by Reference.” The terms the “Company,” “Odyssey,” “we,” “us,” and “our” refer to Odyssey Marine Exploration, Inc., a corporation organized in Nevada, and its consolidated subsidiaries, and the term “common stock” means our common stock, par value $0.0001 per share.

Overview

We are a world leader in shipwreck exploration, with expertise in innovative search technology and archaeological recovery operations on deep-ocean shipwrecks throughout the world.

We employ advanced state-of-the-art technology, including side-scan sonar, magnetometers, remotely operated vehicles, or ROVs, and other advanced equipment, that enables us to locate and recover shipwrecks and other objects lost at sea at depths that were previously unreachable in an economically feasible manner. Odyssey continues to build on a foundation of shipwreck research, government relationships and the development of pioneering techniques in deep-ocean exploration. Although we utilize technologies that have been developed at great expense in other fields, primarily the military and the oil and telecommunications industries, we use our unique expertise to modify and customize these technologies to create proprietary applications specific to our market’s needs.

Our shipwreck projects go through several phases, beginning with research and development and search operations. Once a site that meets our criteria is identified, we undertake an archaeological excavation of the site. The excavation stage is followed by conservation, recording and documentation. Throughout every phase, the Odyssey team shares the knowledge gained through our expeditions with the world.

We share this information through a variety of media including television, the Internet, books, research papers, periodicals, educational programs and traveling exhibits. We maintain several Internet sites including www.shipwreck.net, www.odysseysvirtualmuseum.com and www.shipwreckstore.com. We also allow collectors to own a piece of history from a shipwreck’s cargo, thereby providing an opportunity for everyone interested in shipwrecks to participate in Odyssey’s fascinating discoveries.

Project and Research Criteria

The United Nations Educational, Scientific and Cultural Organization has estimated that there are up to 3,000,000 shipwrecks contained within the oceans of the world. Historical records suggest that many were lost with verifiable cargoes of intrinsically valuable material. Odyssey’s research department maintains data on thousands of shipwrecks and continuously develops new potential projects.

Project research may focus on a particular search area where historical documents suggest recorded and unrecorded high-value targets may be located due to the proximity of shipping routes frequented by vessels carrying rich cargoes.

Each project that targets a specific shipwreck begins with the research necessary to evaluate the potential value, location, and viability of finding the wreck. Research is also necessary to establish the historical significance of the sunken ship and helps define the context in which the ship sank—essential for preparing an archaeological project plan and the complex logistics that precede excavation of a site.

Our marine research department continuously conducts research in an attempt to identify shipwreck projects that meet the following criteria:

•

Documented Cargo Value. The research must indicate that the shipwreck was likely carrying enough intrinsically valuable cargo to cover the high costs associated with deep-ocean exploration and advanced archaeological recovery. Commercially viable cargo typically includes gold, silver, jewels, or other high-value items.

•

Documented Navigation Information. The research must provide sufficient navigational information documenting the sinking location (or a particular area with potential for producing high-value targets) in order to minimize the search area, as well as the cost and time involved, and to provide a reasonable expectation that the shipwreck can be found.

•	Path to Ownership. The research must resolve or reasonably predict prior to recovery any issues relating to ownership of the shipwreck and its cargo.

Search Operations

Shipwreck search operations are conducted from a research vessel fitted with survey equipment and often with an ROV. Odyssey’s ships can conduct deep-sea search operations 24 hours a day, seven days a week and have been deployed throughout the world—in the English Channel, the Mediterranean Sea, and the Atlantic and Pacific Oceans. A search typically begins with a side-scan sonar survey of the target area, which is typically paired with a magnetometer survey and multi-beam bathymetric surveys in some cases. The most interesting anomalies on the ocean floor are then inspected visually with an ROV, which sends real-time video images to monitors on the survey vessel for observation by the scientific and technical teams. These images are also downloaded and saved for additional evaluation ashore. Sometimes, it is immediately obvious whether the inspected site is of interest or not—as in the case of geology, modern debris, or when coins or valuables are readily apparent on the site. In other instances, it may take additional research and return visits to a site to arrive at probable or positive identity and to determine the next step forward.

Archaeological Excavation and Recovery

Archaeological excavation and recovery operations combine ROVs with sophisticated positioning systems, cameras and specialized computer hardware and software to carefully record the location of artifacts in situ and to document the entire archaeological process as the artifacts are recovered from a shipwreck site. As they conduct robotic archaeological operations at sites hundreds and sometimes thousands of feet below the ocean surface, Odyssey’s ROVs are directed by marine archaeologists aboard the recovery vessel.

Conservation and Documentation

Shipwrecks represent a diversity of objects made up of a variety of organic and inorganic materials, including metals, ceramics, glass, leather, and other materials that are of cultural, historical, archaeological, or educational value. Artifacts recovered from the ocean are generally impregnated with corrosive salts that can be very damaging to the object. In particular, a saltwater environment accelerates the corrosion processes of many metal artifacts. The salts must be removed, and the artifacts must be treated in a timely and judicious manner, or they will deteriorate and lose their value as diagnostic specimens, museum display objects, or valuable collector’s pieces. Therefore, the conservation process is essential to maintaining the integrity of the artifacts as important relics of the past, and for what they may contribute to the historical record and offer to the general public through exhibits, private collections and publications. Every item recovered from a shipwreck site must go through a conservation process, which in some cases may require weeks, months, or even years depending on the artifact’s material make-up, the salinity of the water from where it was recovered, and the length of time it remained in the saltwater environment.

Sharing the Story

Odyssey is committed to sharing with the public the thrill and adventure of deep-ocean exploration as well as the historical and scientific knowledge and artifacts acquired from each shipwreck project. We provide an opportunity for collectors and anyone interested in shipwreck exploration to participate in Odyssey’s fascinating discoveries by owning select duplicate shipwreck artifacts or collectibles. Odyssey also shares this information through a variety of media portals including television, the Internet, books, research papers, periodicals, educational programs and traveling exhibits. A few of these portals are described as follows:

•

Exhibits. All of the culturally and archaeologically significant artifacts recovered from our shipwreck projects remain in Odyssey’s permanent collection and are available for public exhibits and further study by researchers and academia.

•

Television Programming. Discovery Channel’s 12-episode series Treasure Quest premiered worldwide in 2009 and is available for unlimited rebroadcasts at Discovery Channel’s discretion. The SS Republic project was featured in two National Geographic shows, a one-hour special for PBS, Civil War Gold, and as an episode of National Geographic Ultimate Explorer. We anticipate additional television programming about our projects in the future.

•

Books and Other Publications. Shipwreck expeditions and projects are chronicled in various publications including books, newspaper articles, magazine features, archaeological reports, scientific articles, and professional journals.

Sales and Marketing

Select artifacts considered “trade goods” (coins and other mass-produced cargo) are made available for sale to collectors only after conservation, thorough documentation and study. The cultural collection of artifacts is kept in our permanent collection for exhibit and further study or made available to museums or other institutions. Replicas are created of some of the permanent collection’s significant artifacts and are made available for sale.

Archaeology and Science

Many of the shipwrecks we pursue may have important historical and cultural characteristics. All historically or archaeologically significant projects undertaken are subjected to stringent archaeological standards, thus adding to the body of knowledge regarding the people, history, and culture of each vessel and its time period. Adherence to these principles is a core value of Odyssey, and in addition to satisfying professional international standards, may enhance stockholder value by increasing the economic value of the artifacts and intellectual property rights of each project.

Our Competitive Strengths

We believe we are the world’s leader in shipwreck exploration and archaeological recovery operations on deep-ocean shipwrecks. We have the following competitive strengths that we expect will continue to enhance our leadership position in shipwreck exploration and recovery operations and related industries, including deep-ocean mining:

•	advanced technology and equipment;

•	extensive deep-ocean exploration and archaeological recovery experience;

•	strong pipeline of projects;

•	expansive proprietary research database;

•	extensive legal and diplomatic experience both domestically and abroad;

•	strongly positioned for emerging growth opportunities in deep-ocean mineral mining;

•	established leadership position in an industry with significant barriers to entry; and

•	experienced senior management team and marine operations staff.

Our Growth Strategy

As part of our growth strategy, we seek to:

Capitalize on current pipeline of advanced-stage projects. We have a robust pipeline of advanced-stage projects. We have positively identified one target, HMS Victory, and believe that we have located at least one of two targets under projects currently in the verification stage. We intend to capitalize on these opportunities and begin archaeological excavation and recovery operations in the near future. As we complete the recovery, conversation, and documentation processes, we intend to monetize the cargoes through our distribution channels over a multi-year sales period.

Pursue new identification and recovery projects. We have a long history of successfully identifying and recovering high-value shipwreck cargoes. We intend to explore for new shipwreck targets and perform search operations on shipwrecks already identified in our research database. Once we have reasonably determined that the project is economically viable, we will engage in exploration and recovery operations.

Expand our deep-ocean mining and mineral exploration activities. We intend to leverage our investments, relationships, and core exploration and recovery competencies to expand our operations in the deep-ocean mining industry. The ocean floor contains an abundance of rich mineral deposits including gold, silver, copper, and zinc. We believe that we are strongly positioned to capitalize on the emerging growth opportunities in deep-ocean mining and mineral exploration as deposits of land-based minerals decrease, cost of land-based exploration increases, and world-wide demand for minerals increases.

Operational Projects and Status

We have numerous shipwreck and other deep-ocean projects in various stages of development around the world. In order to protect the targets of our planned search and recovery operations, in some cases we defer disclosing specific information relating to our projects until we locate a shipwreck or other potentially valuable resources of interest and determine a course of action to protect our property rights.

“Atlas” Search Project

Between 2005 and 2010, we searched more than 5,000 square nautical miles of seabed in the western English Channel and the Western Approaches to the Channel, recording over 270 shipwrecks. The shipwrecks discovered include site “35-F,” the Marquise de Tornay, and HMS Victory. Additional high-value targets are believed to be within the “Atlas” search area.

Operations in the “Atlas” search area for 2011 have commenced, and planned work this year includes additional search, inspection and verification work on several target shipwrecks.

HMS Victory Project

We discovered and conducted a preliminary investigation of the shipwreck of Admiral Balchin’s HMS Victory, which sank in 1744, during our 2008 “Atlas” season. On September 18, 2009, we announced an agreement with the United Kingdom government on an 80% salvage award for the cannon recovered from the site. After notification and agreement with the UK Ministry of Defense, Odyssey conducted a reconnaissance of the site in March 2011.

Discussions with the UK government about the future of Balchin’s HMS Victory are ongoing. We have submitted a proposal that would provide for the archaeological excavation of the shipwreck at no cost to the UK government and expect that the results of the consultation process, which would steer the direction of this project, is expected to be made public soon.

SS Gairsoppa Project

On January 25, 2010, Odyssey was awarded the exclusive salvage contract for the cargo of the SS Gairsoppa by the UK Department for Transport. The SS Gairsoppa was a British cargo steamer that sank during World War II. It was torpedoed by a German U-boat in February 1941 in the North Atlantic while reportedly carrying a significant cargo of silver. Odyssey will assume the risk, expense, and responsibility for the search, cargo recovery, documentation, and marketing of the cargo. If the salvage is successful, Odyssey will be compensated with a salvage award which consists of 80% of the net value of the recovered cargo after deduction of expenses of search and salvage. We have entered into a charter agreement for a research vessel and expect to commence search operations on this project in July 2011.

Robert Fraser Projects

Odyssey executed agreements in 2010 with clients of Robert Fraser & Partners LLP, or RFP, for three shipwreck search projects codenamed “Firebrand,” “Shantaram,” and “Enigma II.” Two of the search projects conducted in 2010 have now moved into the verification phase. Based on preliminary results, there is evidence suggesting that at least one of the target shipwrecks has been located. Agreements for the verification phase of both of these search projects have been executed and funded.

In January 2011, Odyssey executed an agreement to provide marine archaeological excavation and related services on an existing project to certain client companies of RFP. The agreement provided for cash payments totaling approximately $2.3 million to Odyssey plus additional payments based upon revenue derived from the project. After the repayment of all recovery costs, Odyssey will receive at least 50% of net revenue until an additional £1.9 million (approximately U.S. $3.1 million) has been received and then will receive a minimum of 50% of further net revenue in accordance with the agreement.

In March 2011, Odyssey executed an agreement to expand a search and provide marine archaeological excavation and related services to certain client companies of RFP. The agreement provides for cash payments totaling approximately $2.0 million to Odyssey, plus additional payments based upon revenue derived from the project. For this phase, after the repayment of all recovery costs, Odyssey will receive £5.9 million (approximately U.S. $9.6 million) through a percentage of net revenue, if any, from the project. Thereafter, Odyssey will receive a percentage of further net revenue, if any, in accordance with the agreement.

Subsea Mineral Mining Exploration Projects

From August through December 2010, we successfully deployed our vessel, technology, and operational team while conducting a survey that resulted in the discovery and sampling of numerous deep-ocean mineral deposits under a marine services charter for Dorado Ocean Resources.

During February 2011, we entered into a charter agreement with Neptune Minerals PLC, Neptune Minerals, Inc. and Neptune Resources Ltd. Under the charter agreement, the Dorado Discovery supplied geological exploration services to Neptune Minerals to explore its tenements in the waters surrounding New Zealand during the first half of 2011. This agreement provided for 75% of the charter rate to be paid in cash to Odyssey and 25% to be paid in equity of Neptune Minerals, Inc., which we sometimes refer to as NMI. After completion of the Neptune project, it is anticipated that Odyssey will continue exploration activities using the Dorado Discovery in the South Pacific.

In March 2011, Odyssey also executed its first agreement with client companies of RFP to provide mining exploration and drilling operations in a tenement area controlled by NMI. The contract provides for preliminary cash payments totaling approximately $1.5 million to Odyssey plus additional payments based upon revenue derived from the project. After the repayment of mining costs, Odyssey will receive approximately 50% of net revenue until an additional £3.7 million (approximately U.S. $6.1 million) has been received. Odyssey may also benefit from successful monetization of the deposits because of the company’s ownership interest in NMI.

On June 3, 2011, NMI completed a share exchange with the stockholders of Dorado Ocean Resources, or DOR, including Odyssey, to exchange each DOR share for 1,000 shares of NMI Class B non-voting common stock. NMI executed an assignment and assumption agreement, whereby NMI assumed $8.2 million of the outstanding debt of DOR owed to Odyssey. In addition, Odyssey executed a debt conversion agreement with NMI, whereby Odyssey converted $2.5 million of the debt for 2.5 million shares of NMI Class B non–voting common stock.

Other Syndication Projects

In February 2011, we entered into arrangements for a project syndication deal with Galt Resources LLC. Odyssey has received from Galt approximately $7.2 million, which represents Galt’s investment in and rights to future revenues of any one Odyssey project that Galt selects prior to December 31, 2011. If the project is successful, Galt will recoup its investment plus three times the investment. These amounts will be paid out of proceeds of the project. Galt will receive 50% of the proceeds until this amount is recouped. In addition, Galt will share in additional net proceeds of the project at the rate of 1% for every million dollars invested. The agreement allows Galt to select only one project, and Galt will be allowed to invest up to $10 million in the project with the permission of Odyssey.

HMS Sussex Project

The HMS Sussex project is an expedition to locate and recover the artifacts and cargo of a large colonial-period British warship, HMS Sussex, which was lost in a severe storm in 1694. Based on documentary research conducted by contract researchers and our in-house research team in libraries and historical archives in Great Britain, France and other countries, we believe that there is a high probability the ship was carrying a cargo of coins with a substantial numismatic and collector value. We believe there is a high probability we may have located the HMS Sussex, but this will only be confirmed after additional excavation of the site.

On September 27, 2002, we entered into an agreement with the UK government that allows us to conduct an archaeologically sensitive exploration of the shipwreck believed to be HMS Sussex and to recover artifacts from the shipwreck site. As a sovereign warship, HMS Sussex remains the property of the UK government which, to our knowledge, has not been contested by the Spanish government or other entities. As part of the partnering agreement signed between Odyssey and the UK government in 2002, the following sharing arrangements have been agreed upon with respect to the aggregate amount of the appraised values and/or selling prices of the artifacts, net of agreed selling expenses:

Proceeds	UK Government	Odyssey
$0 to $45 million	20%	80%
$45 million to $500 million	50%	50%
$500 million +	60%	40%

Because Spain is pursuing claims against our recovery from the “Black Swan” project, the HMS Sussex project, which has involved work in the Mediterranean Sea off the coast of Gibraltar, has been delayed. See “‘Black Swan’ Legal Proceeding” in the next section.

“Black Swan” Legal Proceeding

In April 2007, we found and recovered approximately 594,000 coins in the Atlantic Ocean approximately 1,100 meters deep, beyond the territorial waters or contiguous zone of any sovereign nation. We filed an Admiralty arrest for this site, and we were appointed substitute custodian for all artifacts recovered from the site. Odyssey codenamed the site “Black Swan.” The Kingdom of Spain filed a notice in this case stating that the Spanish government did not intend to give up rights to any Spanish property that might be on the site.

In April 2008, Odyssey identified the Nuestra Señora de las Mercedes, or the Mercedes, a vessel assigned to transport mail, private passengers, consignments of merchant goods and other cargoes, as one vessel potentially related to the “Black Swan” site, although there is evidence that may contradict this hypothesis. Spain concluded that the vessel related to the “Black Swan” site was the Mercedes.

In June 2009, the Magistrate Judge recommended that Spain’s motion to dismiss the case be granted. Six separate objections were filed, including objections from Odyssey, Peru, and many claiming to be descendants of merchants who owned the private cargo on the Mercedes.

In December 2009, the U.S. District Court adopted the Magistrate Judge’s recommendation and dismissed the case based on lack of jurisdiction. The U.S. District Court ordered Odyssey to turn over the coins to Spain but stayed that part of the order until the Court of Appeals for the Eleventh Circuit ruled in the case, which serves to keep the coins in Odyssey’s possession pending the outcome of the case.

On May 24, 2011, the Court of Appeals for the Eleventh Circuit heard oral arguments in the case. Odyssey’s legal team participated in oral arguments as well as lawyers representing Peru, Spain, the U.S. State Department, and the alleged descendants of merchants who owned cargo aboard the Mercedes. The Court of Appeals for the Eleventh Circuit has not issued its opinion yet.

Risk Factors

Our business is subject to a number of risks discussed under the heading “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus. The principal risks facing our business include, among others, inaccurate shipwreck data, excavation costs exceeding the value of recovered items, insufficient inventory and inventory price volatility, delays in the disposition or sale of recovered items, and legal, political or civil issues that could interfere with our recovery operations. In addition, we have significant operating losses, a working capital deficiency, and a retained deficit. There are also several risks relating to this offering and the ownership of our common stock. You should carefully consider these risk factors, as well as all of the other information set forth in this prospectus supplement and the accompanying prospectus. See “Risk Factors.”

Corporate Information

Our principal executive offices are located at 5215 West Laurel Street, Tampa, Florida 33607, and our telephone number is (813) 876-1776. Our web site address is www.shipwreck.net. The information on, or that may be accessed through, our web site is not incorporated by reference into this prospectus and should not be considered a part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by us	4,000,000 shares

Common Stock to be outstanding after the offering	71,273,773 shares

Over-allotment option	The underwriters have a 30 day option to purchase up to 600,000 additional shares of common stock from us.

Use of proceeds	We intend to use the proceeds from the sale of stock for shipwreck exploration and recovery projects and other working capital and general corporate purposes.

Unless otherwise indicated, the number of shares of our common stock that will be outstanding immediately after this offering is based on 67,273,773 shares of common stock outstanding as of June 3, 2011, and excludes, as of June 3, 2011:

•	100,000 shares of our common stock issuable upon the exercise of stock options outstanding under our 1997 Stock Option Plan at a weighted average exercise price of $5.00 per share;

•

3,679,405 shares of common stock issuable upon the exercise of stock options outstanding under our 2005 Stock Incentive Plan at a weighted average exercise price of $3.60 per share and 495,548 unvested restricted stock grants with a weighted average grant date fair value of $1.98 per share;

•	3,146,400 shares of common stock issuable upon the conversion of outstanding convertible preferred stock; and

•	4,993,000 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $2.45 per share.

Except as otherwise noted, all information in this prospectus supplement assumes:

•	no exercise of the underwriters’ over-allotment option;

•	an assumed offering price of $4.18 per share (the closing sale price of our common stock on the NASDAQ Capital Market on June 3, 2011); and

•	that no options, warrants or shares of common stock were issued after June 3, 2011, and that no outstanding options or warrants were exercised after June 3, 2011.

Consolidated Summary Financial Data

The consolidated summary financial data presented below contains all normal recurring adjustments that, in the opinion of management, are necessary to present fairly our financial position and results of operations as of and for the periods presented. The information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our annual and quarterly reports and our audited and unaudited condensed consolidated financial statements and related notes and other financial information, all of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Three Months Ended		Year Ended
(in thousands except share and per share amounts)	March 31, 2011	March 31, 2010	December 31, 2010	December 31, 2009	December 31, 2008
	(unaudited)
Statement of Operations Data :
Revenue:
Artifact sales and other	$349	$92	$391	$1,636	$1,744
Exhibit	43	60	140	594	453
Expedition	1,702	2,776	20,470	2,118	1,907

Total revenue	2,094	2,928	21,001	4,347	4,105

Operating expenses:
Cost of sales	174	45	191	681	632
Operations and research	3,533	3,609	19,571	12,595	18,613
Marketing, general & administrative	2,170	2,267	9,152	9,427	9,825
Receivable reserves	—	—	8,495	—	—

Total operating expenses	5,876	5,922	37,408	22,702	29,070

Loss from operations	(3,782)	(2,993)	(16,407)	(18,355)	(24,965)
Total other income (expense)	(1,392)	(126)	(6,936)	(274)	124

Loss before income taxes	(5,174)	(3,119)	(23,343)	(18,628)	(24,841)
Income tax benefit (provision)	—	—	—	—	—

Net loss	$(5,174)	$(3,119)	$(23,343)	$(18,628)	$(24,841)

Net loss per share:
Basic and diluted	$(0.09)	$(0.05)	$(0.36)	$(0.33)	$(0.50)

Weighted average number of shares outstanding:
Basic and diluted	67,148,056	62,774,721	65,633,382	56,211,952	49,202,394

	March 31, 2011
(in thousands)	Actual	As Adjusted
	(unaudited)
Balance Sheet Data:
Current assets	$10,257	$25,556
Total assets	25,682	40,981
Current liabilities	24,231	24,231
Total long-term liabilities	9,589	9,589
Redeemable series G convertible preferred stock	4,443	4,443
Stockholders’ equity (deficit)	(12,581)	2,718

Risk Factors

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, you should carefully consider the risk factors described below related to this offering and an investment in our securities. If any of these risks actually occurs, our business, financial condition, results of operations, and cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Business

Our business involves risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on February 28, 2011.

Risks Related to This Offering

Our stock price may fluctuate in response to market and other factors, which could result in substantial losses for investors purchasing such shares.

The market price of our common stock has been and may continue to be volatile. This volatility could stem from the risk factors listed in this section of the prospectus supplement, variations in our results of operations and financial condition, variations in expectations of securities analysts and investors, changes in general market conditions, macroeconomic trends and other related factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and elsewhere.

As a result of such fluctuation, you may not be able to resell your shares of our common stock at or above the public offering price, or at all, which could cause you to lose some or all of your investment. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we become involved in such litigation in the future, it could result in substantial costs and diversion of the time, attention and resources of our senior management and could harm our stock price, business, results of operations and financial condition.

We do not pay dividends on our common stock and do not anticipate paying any such dividends in the near future, so any return on your investment will depend on the market price of our common stock.

We have never declared or paid cash dividends on our common stock. We do not intend to pay any cash dividends on our common stock in the foreseeable future, as we expect to reinvest earnings to finance our operations and growth. As a result, any return on your investment will depend on the market price of our common stock.

Future offerings of our securities could adversely affect our stock price.

We may conduct future offerings of our common stock, preferred stock or other securities convertible into our common stock to finance operations or for other purposes. Such future offerings, or the perception by the market that such offerings may occur, could lower our stock price or make it more difficult for our stockholders to sell their shares. Moreover, any issuance of additional common stock will dilute the ownership interest of our existing common stockholders.

Our articles of incorporation, our bylaws and Nevada corporate law make it difficult for a third party to acquire us, despite the possible benefit to our stockholders.

Provisions of our articles of incorporation, our bylaws, and Nevada corporate law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. For example, our articles of incorporation permit our board of directors to issue one or more series of preferred stock, which may have rights and preferences superior to those of the common stock. The ability to issue preferred stock could have the effect of delaying or preventing a third party from acquiring us. In addition, because we are incorporated in Nevada, we are governed by the provisions of Section 78.378 of the Nevada Revised Statutes, which may prohibit large stockholders from consummating a merger with, or acquisition of, us. These provisions may prevent a merger or acquisition that would be attractive to stockholders and could limit the price that investors would be willing to pay in the future for our common stock.

Future sales of our common stock by our existing stockholders could cause our stock price to decline.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of our common stock could also depress the market price of our common stock. Stockholders holding an aggregate of 5,860,150 shares prior to this offering are subject to lock-up agreements that, subject to certain exceptions, restrict their ability to transfer their shares of our common stock. The market price of shares of our common stock may decrease significantly if any of our existing stockholders sells a substantial amount of our common stock. In addition, we have three effective registration statements covering 8,000,000 shares of our common stock issuable under our 2005 Stock Incentive Plan. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities, and may cause you to lose part or all of your investment in our shares of common stock.

We have broad discretion in the use of the proceeds of this offering and may apply the proceeds in ways with which you do not agree.

Our net proceeds from this offering will be used, as determined by management in its sole discretion, for shipwreck exploration and recovery projects and other working capital and general corporate purposes. We have not, however, determined the allocation of these net proceeds among the various uses described in this prospectus supplement. Our management will have broad discretion over the use and investment of these net proceeds, and, accordingly, you will have to rely upon the judgment of our management with respect to our use of these net proceeds, with only limited information concerning management’s specific intentions. You will not have the opportunity, as part of your investment decision, to assess whether we use the net proceeds from this offering appropriately. We may place the net proceeds in investments that do not produce income or that lose value, which may cause our stock price to decline.

Because the assumed public offering price is substantially higher than our net tangible book value per share, you will incur immediate and substantial dilution.

If you purchase shares in this offering, you will pay more for your shares than the net tangible book value per share. As a result, you will experience immediate and substantial dilution of approximately $4.15 per share, representing the difference between the assumed public offering price and our net tangible book value per share as of March 31, 2011, after giving effect to this offering.

Use of Proceeds

We expect to receive proceeds of approximately $15.3 million (exclusive of any proceeds received if the underwriters exercise the over-allotment option in full), based on an assumed public offering price of $4.18 (which is the last reported sale price of our common stock on the NASDAQ Capital Market on June 3, 2011) and after deducting the estimated underwriting discount and estimated offering expenses payable by us. We currently intend to add the proceeds from this offering to our general funds and to use the proceeds for shipwreck exploration and recovery projects and other working capital and general corporate purposes.

We cannot estimate precisely the allocation of the net proceeds from this offering among these uses. The amounts and timing of the expenditures may vary significantly, depending on numerous factors, including the progress of our search operations as well as the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering. Pending the uses described above, we may temporarily invest the net proceeds of this offering in short- and medium-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Price Range of Common Stock

Our common stock is listed on the NASDAQ Capital Market under the symbol OMEX. The table below sets forth, for the fiscal quarters indicated, the high and low sale prices of our common stock as reported by the NASDAQ Capital Market:

	High	Low
Year Ending December 31, 2011
Second Quarter (through June 3, 2011)	$4.28	$2.86
First Quarter	3.78	2.32
Year Ended December 31, 2010
Fourth Quarter	2.90	1.73
Third Quarter	1.95	0.97
Second Quarter	1.50	0.94
First Quarter	1.56	1.27
Year Ended December 31, 2009
Fourth Quarter	1.93	1.34
Third Quarter	2.33	1.44
Second Quarter	3.95	1.39
First Quarter	5.23	2.75

On June 3, 2011, the closing price per share of our common stock was $4.18. On June 1, 2011, there were approximately 240 record holders of our common stock.

Capitalization

The following table sets forth our consolidated capitalization and cash and cash equivalents as of March 31, 2011, on an actual basis and on an as adjusted basis to reflect our sale of 4,000,000 shares of common stock in this offering at an assumed offering price of $4.18 (the closing sale price of our common stock on the NASDAQ Capital Market on June 3, 2011), after deducting estimated underwriting discounts and commissions and offering expenses. Each $1.00 increase or decrease in the assumed public offering price of $4.18 per share (the closing sale price of our common stock on the NASDAQ Capital Market on June 3, 2011) would increase or decrease, respectively, the as adjusted amount of cash and total stockholders’ equity in each case by approximately $3.7 million, assuming the number of shares offered by us, as set forth on the cover of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions payable by us.

You should read this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which is incorporated by reference into this prospectus supplement.

	As of March 31, 2011
	Actual	As Adjusted
	(Unaudited, dollars in thousands)
Cash and cash equivalents	$6,120	$21,419

Long-term liabilities:
Mortgage and loans payable	$2,739	$2,739
Deferred income from revenue participation rights	6,850	6,850

Total long-term liabilities	9,589	9,589

Commitment and contingencies:
Redeemable series G convertible preferred stock	4,443	4,443

Stockholders’ equity (deficit):
Preferred stock series D convertible—$0.0001 par value; 448,800 shares authorized; actual and as adjusted, 206,400 issued and outstanding, respectively	—	—
Common stock—$0.0001 par value; 100,000,000 shares authorized; actual and as adjusted, 67,227,773 and 71,227,773 issued and outstanding, respectively	7	7
Additional paid-in capital	123,104	138,403
Accumulated deficit	(135,692)	(135,692)

Total stockholders’ equity (deficit)	(12,581)	2,718

Total capitalization	$1,451	$16,750

Dilution

Purchasers of shares offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible book value (deficit) as of March 31, 2011, was approximately $(12.9) million, or approximately $(0.19) per share of common stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities and redeemable convertible preferred stock, divided by the number of shares of our common stock outstanding.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to our sale of 4,000,000 shares of common stock in this offering at an assumed public offering price of $4.18 per share (the closing sale price of our common stock on the NASDAQ Capital Market on June 3, 2011), and after deduction of the estimated offering expenses payable by us, our net tangible book value as of March 31, 2011, would have been approximately $2.4 million, or $0.03 per share of common stock. This represents an immediate increase in net tangible book value of $0.22 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $4.15 per share of common stock to purchasers of shares in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$4.18
Net tangible book value per share as of March 31, 2011	$(0.19)
Increase in net tangible book value per share attributable to this offering	0.22

Net tangible book value per share as of March 31, 2011, after giving effect to this offering		0.03

Dilution in net tangible book value per share to new investors		$4.15

The above table is based on 67,227,773 shares of our common stock outstanding as of March 31, 2011 (as adjusted for 4,000,000 shares to be issued in this offering), and excludes, as of March 31, 2011:

•	100,000 shares of our common stock issuable upon the exercise of stock options outstanding under our 1997 Stock Option Plan at a weighted average exercise price of $5.00 per share;

•

3,679,405 shares of common stock issuable upon the exercise of stock options outstanding under our 2005 Stock Incentive Plan at a weighted average exercise price of $3.60 per share and 495,548 unvested restricted stock grants with a weighted average grant date fair value of $1.98 per share;

•	3,146,400 shares of common stock issuable upon the conversion of outstanding convertible preferred stock; and

•	4,993,000 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $2.45 per share.

Underwriting

The underwriters named below have agreed to buy, subject to the terms of the purchase agreement, the number of shares of common stock listed opposite their names below. The underwriters are committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option we describe below. The purchase agreement also provides that if the underwriters default, this offering may be terminated.

Underwriter	Number of Shares
Craig-Hallum Capital Group
B. Riley & Co., LLC

Total

The underwriters have advised us that they propose to offer the shares of common stock to the public at $            per share. The underwriters propose to offer the shares to certain dealers at the same price less a concession of not more than $            per share. The underwriters may allow and the dealers may re-allow a concession of not more than $            per share on sales to certain other brokers and dealers. After the offering, these figures may be changed by the underwriters.

We have granted to the underwriters an option to purchase up to an aggregate of             additional shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, each underwriter will become severally obligated, subject to certain conditions, to purchase approximately the same percentage of the additional shares as it was obligated to purchase under the purchase agreement.

The following table summarizes the underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $100,000 of the fees and expenses of the underwriters, which may include up to $100,000 of the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below.

The underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by the Financial Industry Regulatory Authority to be underwriting compensation under its rule of fair price. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters.

	Total with no over-allotment	Total with over-allotment
Underwriting discount to be paid to the underwriters by us	$	$

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be $250,000. This includes $100,000 of fees and expenses of the underwriters. These expenses are payable by us.

We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Our directors and executive officers have agreed to certain restrictions on their ability to sell additional shares of our common stock for a period of 90 days after the date of this prospectus. They have agreed not to directly or indirectly offer for sale, sell, contract to sell, grant any option for the sale of, or otherwise issue or dispose of, any shares of common stock, options or warrants to acquire shares of common stock, or any related security or instrument, without the prior written consent of Craig-Hallum Capital Group. These “lock-up” agreements are subject to limited exceptions.

To facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in the common stock for their own account by selling more shares than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing shares of common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters (and selling group members) may also engage in passive market making transactions in the common stock on the NASDAQ Capital Market. Passive market making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

One or more of the underwriters may facilitate the marketing of this offering online directly or through one of its affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, place orders online or through their financial advisors.

Certain of the underwriters and their respective affiliates may in the future perform various financial advisory and investment banking services for us, for which they will receive customary fees and expenses.

Where You Can Find Additional Information

We maintain a web site at www.shipwreck.net, which contains information concerning us. The information contained on our Internet site is not incorporated by reference in this prospectus supplement and accompanying prospectus and should not be considered part of this prospectus supplement and accompanying prospectus.

We have filed a registration statement on Form S-3 with the SEC. This prospectus supplement and accompanying prospectus, which are a part of the registration statement, do not contain all of the information contained in the registration statement. Because some information is omitted, you should refer to the registration statement and its exhibits for additional information. For example, the descriptions in this prospectus supplement and accompanying prospectus regarding the contents of any of our contracts, agreements or other documents, are not necessarily complete and you should refer to the exhibits attached to the registration statement or incorporated by reference for copies of the actual contract, agreement or other document. You may obtain a copy of the registration statement from the SEC at the address listed below or from the SEC’s web site.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, file periodic reports, current reports, proxy statements, and other information with the SEC. Such periodic reports, current reports, proxy statements, other information, and a copy of the registration statement on Form S-3 may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement on Form S-3 and the periodic reports, current reports, proxy statements, and other information filed by us are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. All documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act and prior to the termination of the offering under this prospectus supplement and the following documents filed with the SEC (in each case, Commission File No. 001-31895) are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2010 filed on February 28, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed on May 9, 2011;

•	our Current Reports on Form 8-K filed with the SEC on February 17, 2011, March 11, 2011, April 4, 2011, April 20, 2011 and June 7, 2011;

•	our Definitive Proxy Statement on Schedule 14A filed on April 15, 2011 for our Annual Meeting of Stockholders held on June 1, 2011; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 13, 2003 and July 5, 2007, pursuant to Section 12 of the Exchange Act, including any subsequently filed amendments and reports updating such description.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon by Akerman Senterfitt, Tampa, Florida. The underwriters have been represented in connection with this offering by Faegre  & Benson LLP, Minneapolis, Minnesota.

Experts

The consolidated financial statements of Odyssey and its subsidiaries, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by Ferlita, Walsh & Gonzalez, P.A., independent registered public accounting firm, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may sell common stock, preferred stock, debt securities, and/or warrants with a maximum aggregate offering price of $50,000,000.

We will describe in one or more prospectus supplements the securities we are offering and selling, as well as the specific terms of the securities. You should read this prospectus and any prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 1 of this prospectus. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Our common stock is traded on the NASDAQ Capital Market under the symbol “OMEX.” On November 19, 2009, the closing price of our common stock on the NASDAQ Capital Market was $1.50 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information that is different. We are not making an offer of common stock in any state or jurisdiction where such an offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document.

i

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may sell common stock, preferred stock, debt securities, and/or warrants in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information. We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.”

In this prospectus, we use the terms “Odyssey,” “our company,” “we,” “us,” and “our” to refer to Odyssey Marine Exploration, Inc. and its subsidiaries.

About Odyssey

Odyssey Marine Exploration, Inc., or Odyssey, is engaged in the archaeologically sensitive exploration and recovery of deep-water shipwrecks throughout the world. We employ advanced, state-of-the-art technology including side-scan sonar, remotely-operated vehicles, or ROVs, and other advanced technology that enables us to locate and recover shipwrecks at depths that were previously unreachable in an economically feasible manner.

Our corporate offices are located at 5215 West Laurel Street, Tampa, Florida 33607. Our telephone number is (813) 876-1776. Our Internet website address is www.shipwreck.net, and all of our filings with the SEC are available free of charge on our website. Any information that is included on or linked to our Internet site is not a part of this prospectus.

Risk Factors

The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of the risks applicable to an investment in Odyssey and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed under the caption “Risk Factors” included in our latest Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future.

Special Note Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement includes and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act, with respect to our financial condition, results of operations, plans, objectives, future performance, and business, which are usually identified by the use of words such as “will,” “may,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “plans,” “predicts,” “continues,” “intends,” “should,” “would,” or similar expressions. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with these safe harbor provisions.

These forward-looking statements reflect our current views and expectations about our plans, strategies, and prospects, which are based on the information currently available and on current assumptions.

We cannot give any guarantee that these plans, intentions, or expectations will be achieved. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including those factors described under the heading “Risk Factors” and any risk factors contained in any prospectus supplement and in the documents incorporated by reference herein or therein.

You should read this prospectus and any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Ten Months Ended December 31, 2004(1)	Fiscal Year Ended December 31,				Nine Months Ended September 30, 2009
		2005	2006	2007	2008
Ratio of earnings to fixed charges(2)	151.3x	—	—	—	—	—
Coverage deficiency (in thousands)	—	$(11,638)	$(19,088)	$(23,833)	$(24,841)	$(14,671)

(1)	On May 26, 2004, we adopted December as our new fiscal year effective December 31, 2004. Information in this column relates to the ten-month transition period ended December 31, 2004.
(2)	These ratios are calculated by dividing (a) earnings before income taxes plus fixed charges less preferred dividend requirements by (b) fixed charges. Fixed charges include interest expense, the portion of interest expense we deem to be representative of interest, and preferred stock dividend requirements. As of the date of this prospectus, we had 1,906,413 shares of preferred stock outstanding, 1,906,400 of which were designated as Series D Convertible Preferred Stock and 13 of which were designated as Series E Convertible Preferred stock. The holders of the shares of Series D or Series E Convertible Preferred Stock are not entitled to receive any dividends. Accordingly, the ratio of earnings to fixed charges is equal to the ratio of earnings to fixed charges and preferred dividends for each of the periods.

Use of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of securities offered by this prospectus. Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for working capital, capital expenditures, and other general corporate purposes. However, we currently have no commitments or agreements for any uses. Pending such uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

Description of Capital Stock

The following description of our capital stock, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of these types of securities but is not complete. You should read our certificate of incorporation, as amended, our bylaws, as amended, and the certificate of designation relating to any particular series of preferred stock before you purchase any of our capital stock or securities convertible into shares of our capital stock because those documents, and not this description, set forth the terms of our capital stock.

We will describe in a prospectus supplement the specific terms of any capital stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such capital stock may differ from the terms described below.

Authorized Capital Stock

Our authorized capitalization consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 9,810,000 shares of preferred stock, par value $.0001 per share.

The authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

As of October 15, 2009, we had 59,326,194 shares of common stock outstanding. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. Subject to preferences that may be applicable to any outstanding shares of our preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to preferences applicable to shares of our preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking-fund provisions available to the common stock. All outstanding shares of our common stock are, and the shares of common stock offered by this prospectus will be, fully paid and nonassessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc., Golden, Colorado.

Preferred Stock

We have authority under our articles of incorporation to issue up to 9,810,000 shares of our preferred stock, par value $.0001 per share, of which (a) 7,340,000 shares have been designated as Series D convertible preferred stock and (b) 20 shares have been designated as Series E convertible preferred stock. The remaining 2,469,980 are presently undesignated. As of October 15, 2009, there were 1,906,400 shares of Series D convertible preferred stock and 13 shares of Series E convertible preferred stock issued and outstanding. As of such date, there were no other shares of our preferred stock issued and outstanding.

Our board of directors, without further stockholder approval (except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded) has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including:

•	dividend rights;

•	dividend rates;

•	conversion rights;

•	voting rights;

•	terms of redemption;

•	redemption prices;

•	liquidation preferences; and

•	the number of shares constituting any series or the designation of such series.

If our board of directors elects to exercise this authority, the rights and privileges of holders of shares of our common stock could be made subject to the rights and privileges of such series of preferred stock.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer, or other takeover attempt.

Description of Debt Securities

General

We may issue debt securities from time to time in one or more series. The following description summarizes the general terms and provisions of the debt securities that we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to an indenture that we will enter into with a trustee that will be identified in the applicable prospectus supplement. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued, as may be supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us with respect to the debt securities.

Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. This summary is not complete. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. If we refer to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the indenture and any supplement thereto that are applicable to you because the indenture, and not this section, defines your rights as a holder of debt securities. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

General Terms of Debt Securities

Unless otherwise provided in any applicable prospectus supplement, the debt securities offered hereby will be unsecured obligations of Odyssey and will be either our senior unsecured obligations issued in one or more series and referred to herein as the “senior debt securities,” or our subordinated unsecured obligations issued in one or more series and referred to herein as the “subordinated debt securities.” The senior debt securities will rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt securities and all of our other senior indebtedness, as described below under “—Subordination Provisions.”

The indenture contains covenants with respect to the following matters:

•	payment of principal, premium, if any, and interest;

•	maintenance of an office or agency in each place of payment;

•	arrangements regarding the handling of money held in trust;

•	maintenance of corporate existence;

•	maintenance of insurance; and

•	statement by officers as to default.

We may agree to additional covenants for the benefit of one or more series of debt securities, and, if so, these will be described in the applicable prospectus supplement.

The indenture does not limit the total amount of debt securities that we can issue under it, nor does it limit us from incurring or issuing other unsecured or secured debt. Unless otherwise indicated in the applicable prospectus supplement, the indenture pursuant to which the debt securities are issued will not contain any financial covenants or other provisions that protect you in the event we issue a large amount of debt, or in the event that we are acquired by another entity (including in a highly leveraged transaction).

Specific Terms of Debt Securities

You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement may include the following, as applicable to the series of debt securities offered thereby:

•	the title of the debt securities;

•	whether the debt securities will be senior debt securities or subordinated debt securities of Odyssey;

•	the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

•	whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

•	the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

•	the amount payable upon acceleration of the maturity of the debt securities, or how this amount will be determined;

•	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined;

•	the interest payment dates and the record dates for these interest payments;

•	whether the debt securities are redeemable at our option;

•	whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

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the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in “certificated” form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale, or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations);

•	the currency or currencies of the debt securities;

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whether the amount of payments of principal, premium, if any, or interest on the debt securities will be determined with reference to an index, formula, or other method (which could be based on one or more currencies, commodities, equity indices, or other indices) and how these amounts will be determined;

•	the place or places for payment, transfer, conversion, and/or exchange of the debt securities;

•	the denominations in which the offered debt securities will be issued;

•	the applicability of the provisions of the indenture described under “defeasance” and any provisions in modification of, in addition to, or in lieu of any of these provisions;

•	material federal income tax considerations that are specific to the series of debt securities offered;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	whether the debt securities will contain provisions restricting the declaration of dividends or requiring the maintenance of any asset ration or the creation or maintenance of reserves;

•	whether the indenture contains any changes or additions to the events of default or covenants described in this prospectus;

•	whether the debt securities are to be offered at a price such that they will be deemed offered at an “original issue discount;”

•	whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions for such conversion or exchange;

•	if the debt securities are to be secured, the provisions applicable to such security; and

•	any other terms specific to the series of debt securities offered.

Redemption

If the debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

•	the redemption prices (or method of calculating the same);

•	the redemption period (or method of determining the same);

•	whether such debt securities are redeemable in whole or in part at our option; and

•	any other provisions affecting the redemption of such debt securities.

Conversion and Exchange

If any series of the debt securities offered are convertible into or exchangeable for shares of our common stock or other securities (which could include securities issued by third parties, including our affiliates), the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

•	the conversion price or exchange ratio (or method of calculating the same);

•	the conversion or exchange period (or method of determining the same);

•	whether conversion or exchange will be mandatory, at our option, or at the option of the holder;

•	the events requiring an adjustment of the conversion price or the exchange ratio; and

•	any other provisions affecting conversion or exchange of such debt securities.

Form and Denomination of Debt Securities

Denomination of Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and multiples thereof.

Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities, as described below under “Global Securities.”

Bearer Form

We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Holders of Registered Debt Securities

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary’s book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or that holds an interest through a participant in the depositary’s book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not direct holders, of the debt securities.

Street Name Holders

In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker, or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker, or other financial institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not direct holders, of the debt securities.

Registered Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the registered holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the registered holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice in the matter because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the registered holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that registered holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the registered holders, and not the indirect holders, of the debt securities. Whether and how the registered holders contact the indirect holders is up to the registered holders.

Notwithstanding the above, when we refer to “you” or “your” in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the registered holders or only indirect holders of the debt securities offered. When we refer to “your debt securities” in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker, or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for its consent as a registered holder of the debt securities, if ever required;

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if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a registered holder of such debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank, or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the registered holder of the debt securities represented by such global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

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An investor cannot cause the debt securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under “—Special Situations When a Global Security Will Be Terminated.”

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An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Holders of Registered Debt Securities” above.

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An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

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An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges, and other matters relating to an investors interest in the debt securities. Neither the trustee nor we have any responsibility for any aspect of the depositary’s actions or for the depositary’s records of ownership interests in a global security. Additionally, neither the trustee nor we supervise the depositary in any way.

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DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

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Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as “certificated” debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under “—Holders of Registered Debt Securities” above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged for certificated debt securities to be held directly in their own names upon termination of a global security.

The special situations for termination of a global security are as follows:

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if the depositary notifies us that it is unwilling, unable, or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustee, would be responsible for deciding the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the registered holders of those debt securities.

Form, Exchange, and Transfer of Registered Securities

If we cease to issue registered debt securities in global form, we will issue them:

•	only in fully registered certificated form; and

•	unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combine them into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities at the trustee’s office. We will appoint the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves. Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holders’ proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the location of the office through which any transfer agent acts. If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee’s records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee’s records, is also known as the “record date.” The record date will usually be about two weeks in advance of the interest due date.

Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date, and not as of the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

Payments on Global Securities

We will make payments on a global security by wire transfer of immediately available funds directly to the depositary or its nominee. We will not make any payments directly any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Global Securities” above.

Payments on Certificated Securities

We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee’s records, as of the close of business on the record date. We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

Payment When Offices Are Closed

If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

What Is an Event of Default?

Unless otherwise specified in the applicable prospectus supplement, the term “Event of Default” with respect to the debt securities offered means any of the following:

•	We do not pay the principal of, or any premium on, the debt security on the applicable due date;

•	We do not pay interest on the debt security within 30 days of its due date;

•	We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date;

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We remain in breach of a covenant with respect to the debt securities for 60 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series;

•	We file for bankruptcy or certain other events of bankruptcy, insolvency, or reorganization occur; or

•	Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the indenture, occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same indenture or any other indenture.

Remedies if an Event of Default Occurs

If an Event of Default occurs and has not been cured within the applicable time period, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series.

The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the indenture relating to the duties of the trustee, the trustee is not required to take any action under the indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method, and place of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy, or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

•	You must give the trustee written notice that an Event of Default has occurred and remains uncured.

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The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken any action for 60 days after receipt of the above notice, request, and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

•	the payment of principal, or any premium or interest, on the affected series of debt securities; or

•	a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee, and how to declare or rescind an acceleration of maturity on their debt securities.

With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.

Merger or Consolidation

Unless otherwise specified in the applicable prospectus supplement, the terms of the indenture will generally permit us to consolidate or merge with another entity. We will also be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

•	in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

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the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

•	we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to any indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the indenture, without your specific approval, we may not:

•	change the stated maturity of the principal of, or interest or any additional amounts on, your debt securities;

•	reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

•	reduce the amount of principal payable upon acceleration of maturity of your debt securities;

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make any change that adversely affects your right to receive payment on, to convert, to exchange, or to require us to purchase, as applicable, your debt securities in accordance with the terms of the indenture;

•	change the place or currency of payment on your debt securities;

•	impair your right to sue for payment on your debt securities;

•	if your debt securities are subordinated debt securities, modify the subordination provisions in the indenture in a manner that is adverse to you;

•	reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the indenture;

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reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults of the indenture;

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modify any other aspect of the provisions of the indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements, or the waiver of certain covenants relating to your debt securities; or

•	modify any other provisions of the indenture as specified in the applicable prospectus supplement.

Changes Not Requiring Your Approval

There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

Changes Requiring Majority Approval

Subject to the provisions of the indenture, any other change to or waiver of any provision of the indenture and the debt securities issued pursuant thereto would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

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If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose.

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Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.

In each case, the required approval must be given in writing.

Further Details Concerning Voting

When taking a vote, we will decide the principal amount attributable to the debt securities in the following manner:

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For debt securities issued with an original issue discount, we will use the principal amount that would be due and payable on the voting date if the maturity of such debt securities were accelerated to that date because of a default.

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For debt securities for which principal amount is not known (for example, because it is based on an index), we will use the formula described in the prospectus supplement relating to such debt securities.

•	For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment in full or their redemption. Debt securities will also not be eligible to vote if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under “—Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series of debt securities, such vote or action may be taken only by persons shown on the trustee’s records as holders of the debt securities of the relevant series on such record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how their approval or waiver may be granted or denied if we seek their approval to change or waive the provisions of an indenture or of their debt securities.

Defeasance

If specified in the applicable prospectus supplement and subject to the provisions of the indenture, we may elect either:

•	to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as “covenant defeasance”); or

•

to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost, or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as “full defeasance”).

Covenant Defeasance

In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

Subject to the provisions of the indenture, to accomplish covenant defeasance with respect to the debt securities offered:

•

We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal, and any other payments on such series of debt securities on the various dates when such payments would be due.

•

No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes, or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•

We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes, you will not recognize income gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

•

We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, has been effected.

•	We must comply with any additional terms of, conditions to, or limitations on covenant defeasance, as set forth in the indenture.

•

We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the indenture, had been complied with.

If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

Full Defeasance

If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

Subject to the provisions of the indenture, in order to accomplish full defeasance with respect to the debt securities offered:

•

We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal, and any other payments on such series of debt securities on the various dates when such payments would be due.

•

No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes, or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•

We must deliver to the trustee of your debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

•

We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, has been effected.

•	We must comply with any additional terms of, conditions to, or limitations on full defeasance, as set forth in the indenture.

•

We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the indenture, had been complied with.

Subordination Provisions

Upon any distribution of our assets upon our dissolution, winding up, liquidation, or reorganization, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, as may be supplemented, in right of payment to the prior payment in full of all of our senior indebtedness. Our obligation to make payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund, or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund, and interest, if any, on our senior indebtedness has been made or duly provided for in money or money’s worth.

Notwithstanding the foregoing, unless all of our senior indebtedness has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior indebtedness or a person acting on their behalf, to be applied toward the payment of all our senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full. Subject to the payment in full of all our senior indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.

When we refer to “senior indebtedness” in this prospectus, we are referring to the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), other than subordinated debt securities, whenever created, incurred, assumed, or guaranteed, or money borrowed, unless the instrument creating or evidencing such indebtedness or under which such indebtedness is outstanding provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications, and refundings of any of such indebtedness.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

Information Concerning the Trustee

We will identify the trustee with respect to any debt securities in the prospectus supplement relating to the debt securities. We may conduct banking and other transactions with the trustee in the ordinary course of business.

Governing Law

Unless by their terms they provide otherwise, the indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Description of Warrants

General

We may issue warrants for the purchase of common stock, preferred stock, or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. This summary of certain provisions of the warrants is not complete. For the complete terms of a particular series of warrants, you should refer to the prospectus supplement and the warrant agreement for that series of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities, or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Stock Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the number of warrants outstanding as of the date specified in the applicable prospectus supplement;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, any provisions for changes or adjustments to the exercise price of the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise, and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of the Company.

As set forth in the applicable prospectus supplement, the exercise price and the number of shares of common stock or preferred stock purchasable upon exercise of a warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to any holders of common stock, a stock split, reverse stock split, combination, subdivision or reclassification of common stock, and such other events, if any, specified in the applicable prospectus supplement.

Plan of Distribution

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	through agents; or

•	through a combination of any of these methods of sale.

We may sell the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters, if any;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for Odyssey. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Odyssey and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Odyssey to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction, and the nature of the obligations of the underwriter, dealer, or agent in the applicable prospectus supplement.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us or our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers, or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer, or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers, and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers, or agents, under agreements between us and the underwriters, dealers, and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

All debt securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of debt securities may make a market in the debt securities. However, they are not obligated to make a market and may discontinue market-making activity at any time. No assurance can be given as to the liquidity of the trading market for any debt securities.

Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market-making transactions in the securities on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon by Akerman Senterfitt, Tampa, Florida.

Experts

The consolidated financial statements of Odyssey and its subsidiaries as of December 31, 2007 and 2008, and for each of the years in the three-year period ended December 31, 2008, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Ferlita, Walsh & Gonzalez, P.A., independent registered public accounting firm, as stated in their report which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed a registration statement on Form S-3 with the SEC relating to the common stock, the preferred stock, the debt securities, and the warrants offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock, the preferred stock, the debt securities, and the warrants offered hereby, reference is made to such registration statement, exhibits, and schedules.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, file periodic reports, current reports, proxy statements, and other information with the SEC. Such periodic reports, current reports, proxy statements, other information, and a copy of the registration statement on Form S-3 may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement on Form S-3 and the periodic reports, current reports, proxy statements, and other information filed by us are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. The following documents filed with the SEC (in each case, Commission File No. 001-31895) are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2009;

•	our Current Reports on Form 8-K filed with the SEC on May 26, June 4, July 24, and October 2, 2009;

•	our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders held on May 27, 2009; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 13, 2003, pursuant to Section 12 of the Exchange Act, including any subsequently filed amendments and reports updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and to the date of effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, which is not deemed to be filed and not incorporated by reference herein.

At your verbal or written request, we will provide you, without charge, a copy of any of the documents we have incorporated by reference into this prospectus but not delivered with the prospectus (other than exhibits to such documents, unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). If you want more information, write or call:

Michael J. Holmes, Chief Financial Officer

Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

4,000,000 Shares

Odyssey Marine Exploration, Inc.

Common Stock

Prospectus Supplement

Sole Book-Running Manager

Craig-Hallum Capital Group

Co-Manager

B. Riley & Co., LLC

                    , 2011